EXHIBIT 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES COMPLETES RECORD YEAR WITH RECORD FOURTH QUARTER

EARNINGS OF $38,596,000, OR $3.89 PER SHARE, UP 52% OVER THE SAME QUARTER

LAST YEAR; OPERATING INCOME UP 94% OVER THE SAME QUARTER LAST YEAR

NEWPORT BEACH, CA—February 19, 2004—William Lyon Homes (NYSE: WLS) today reported the Company’s 2003 fourth quarter and fiscal year operating results. Net income for the fourth quarter ended December 31, 2003 increased 51% to a record of $38,596,000, or $3.89 per diluted share, as compared to net income of $25,616,000, or $2.56 per diluted share, for the comparable period a year ago. Operating revenue increased 119% to $452,548,000 for the quarter ended December 31, 2003, as compared to $206,813,000 for the comparable period a year ago. Operating income increased 94% to $66,093,000 for the quarter ended December 31, 2003, as compared to $34,075,000 for the comparable period a year ago. Combined operating revenue from home sales including unconsolidated joint ventures increased 56% to $570,387,000 for the quarter ended December 31, 2003, as compared to $366,532,000 for the comparable period a year ago.

For the year ended December 31, 2003, the Company reported record net income of $72,137,000, or $7.27 per diluted share, an increase of 46% as compared to net income of $49,511,000, or $4.73 per diluted share, for the comparable period a year ago. Operating revenue increased 46% to $897,803,000 for the year ended December 31, 2003, as compared with $613,302,000 for the comparable period a year ago. Operating income increased 84% to $119,818,000 for the year ended December 31, 2003, as compared to $65,088,000 for the comparable period a year ago. Combined operating revenue from home sales including unconsolidated joint ventures increased 24% to $1,183,766,000 for the year ended December 31, 2003, as compared to $956,459,000 for the comparable period a year ago.

Operating revenue for the three months and year ended December 31, 2003 included $4,656,000 and $21,656,000, respectively, from the sales of land resulting in a gross profit of approximately $2,200,000 and $8,400,000, respectively.

The Company’s pre-tax income was $123,952,000 for the year ended December 31, 2003, up 83% from $67,781,000 for the year ended December 31, 2002. The effective tax rate for the year ended December 31, 2002 was reduced to approximately 27% by certain tax credits which were not available in 2003; the effective tax rate for the year ended December 31, 2003 was approximately 42%.

The Company’s combined results including unconsolidated joint ventures were as follows: Net new home orders for the three months ended December 31, 2003 were 761, a record for any fourth quarter in the Company’s history and an increase of 88% as compared to 405 for the three months ended December 31, 2002. Net new home orders for the year ended December 31, 2003 were 3,443, a record for any year in the Company’s history and an increase of 32% as compared to 2,607 for the year ended December 31, 2002. The number of homes closed for the three months ended December 31, 2003 was 1,290, a record for any quarter in the Company’s history and up 45% as compared to 887 for the three months ended December 31, 2002. The number of homes closed for the year ended December 31, 2003 was 2,804, a record for any year in the Company’s history and an increase of 11% as compared to 2,522 for the year ended December 31, 2002. The Company’s backlog of homes sold but not closed was 1,266 at December 31, 2003, a record for any fourth quarter in the Company’s history and an increase of 102% as compared to 627 at December 31, 2002. The Company’s dollar amount of backlog of homes sold but not closed at December 31, 2003, was $595,180,000, a record for any fourth quarter in the Company’s history and an increase of 130% as compared to $259,123,000 at December 31, 2002. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 18% during 2003 and 19% during 2002. Selected financial and operating information for the Company, including unconsolidated joint ventures, is set forth in greater detail in a schedule attached to this release.

During the fourth quarter of 2003 the average sales price in California (including unconsolidated joint ventures) was $503,000, up 14% as compared to $440,600 for the comparable period a year ago. The higher average sales price reflects general new home price increases and, to some extent, a change in product mix. The average sales prices in Arizona and Nevada decreased to $199,500 and $296,000, respectively, during the quarter ended December 31, 2003 from $218,500 and $347,900, respectively, for the comparable period a year ago, due primarily to a change in product mix.

The gross margin percentage on home sales for the Company’s consolidated projects for the quarter ended December 31, 2003 increased to 18.0% from 16.5% for the quarter ended December 31, 2002. The gross margin percentage on home sales for the Company’s unconsolidated joint ventures for the quarter ended December 31, 2003 increased to 20.1% from 19.8% for the quarter ended December 31, 2002. The gross margin percentages for the Company’s consolidated projects and unconsolidated joint ventures were 17.6% and 21.7% for the year ended December 31, 2003 as compared to 15.1% and 17.6% for the prior year.

General William Lyon, Chairman and Chief Executive Officer stated: “I am extremely gratified by the Company’s results over the last four years, which culminated in record fourth quarter and year end results in 2003. While we have benefited from the strong housing market in most of the communities in which we build, I am particularly pleased with the outstanding performance by our management team. Our return on average stockholders’ equity was approximately 33% for the year. Since December 31, 1999, after we combined the operations of two companies, our stockholders’ equity has more than quadrupled from approximately $53,301,000, or $5.11 per share, to approximately $252,040,000, or $25.75 per share, at December 31, 2003.”

Wade H. Cable, President and Chief Operating Officer, stated “We continue to experience strong demand for our homes in most of our markets, particularly in many of our California markets where the demand for housing continues to far exceed the available supply of housing. Notwithstanding the constraints of obtaining buildable lots in California, we were successful in increasing the number of net new home orders on a combined basis in California by 18% in 2003 as compared to 2002 and we ended the year with lots controlled on a combined basis in California totaling 8,225, up 25% from 6,566 for the previous year. In Arizona and Nevada, the number of new home orders on a combined basis increased by 35% and 117%, respectively, in 2003 as compared to 2002. In Arizona, we continue to have over 5,500 lots controlled at December 31, 2003 and 2002. In Nevada, we controlled 4,208 lots on a combined basis at December 31, 2003, up 143% from 1,732 for the previous year. At December 31, 2003, on a Company-wide combined basis, we controlled 18,172 lots, up 32% from 13,723 for the previous year. With the strong backlog at December 31, 2003 and the increase in the number of lots controlled at December 31, 2003, we believe we are well positioned for growth in 2004 and beyond.”

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as amended (“Interpretation No. 46”), which addresses the consolidation of variable interest entities (“VIEs”). Under Interpretation No. 46, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. VIEs include certain homebuilding and land development joint ventures, and certain entities with which the Company enters into option agreements for the purchase of land or lots from an entity and pays a non-refundable deposit or enters into land banking arrangements. Interpretation No. 46 applies immediately to arrangements created after January 31, 2003 and, with respect to arrangements created before February 1, 2003, the interpretation will apply to the Company as of March 31, 2004.

Based on the Company’s analysis of arrangements created after January 31, 2003, no VIEs have been created for the period February 1, 2003 through December 31, 2003 with respect to option agreements. At December 31, 2003, six joint ventures and one land banking arrangement created after January 31, 2003 have been determined to be VIEs in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these six joint ventures and one land banking arrangement have been consolidated with the Company’s financial statements as of December 31, 2003 and for the year then ended. Included in the Company’s consolidated balance sheet at December 31, 2003 are real estate inventories related to the VIEs of $153,968,000, together with the related minority interest of $119,864,000. These joint ventures have not obtained construction financing from outside lenders, but are financing their activities through equity contributions from each of the joint venture partners.

The Company has not yet determined the anticipated impact of adopting Interpretation No. 46 for arrangements existing as of January 31, 2003. However, such adoption will likely require the consolidation in the Company’s financial statements as of March 31, 2004 of the assets, liabilities and operations on a prospective basis of certain existing joint ventures, option agreements and land banking arrangements. Because the Company already recognizes its proportionate share of joint venture earnings and losses under the equity method of accounting, the adoption of Interpretation No. 46 will not affect the Company’s consolidated net income.

The Company will hold a conference call on Friday, February 20, 2004 at 11:00 a.m. Pacific Time to discuss the fourth quarter and year end 2003 earnings results. The dial-in number is (800) 901-5217 (enter passcode number 94285943). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on February 20, 2004 at 12:00 p.m. Pacific Time through midnight on February 27, 2004. The dial-in number for the replay is (888) 286-8010 (enter passcode number 96619134). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona and Nevada and at December 31, 2003 had 42 sales locations. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2003			2002
	Consolidated	Unconsolidated Joint Ventures	Combined Total	Consolidated	Unconsolidated Joint Ventures	Combined Total
Selected Financial Information
(dollars in thousands)
Homes closed	1,020	270	1,290	529	358	887

Home sales revenue	$443,955	$126,432	$570,387	$200,376	$166,156	$366,532
Cost of sales	(364,015)	(101,037)	(465,052)	(167,242)	(133,259)	(300,501)

Gross margin	$79,940	$25,395	$105,335	$33,134	$32,897	$66,031

Gross margin percentage	18.0%	20.1%	18.5%	16.5%	19.8%	18.0%

Number of homes closed
California	688	270	958	380	358	738
Arizona	101	–	101	81	–	81
Nevada	231	–	231	68	–	68

Total	1,020	270	1,290	529	358	887

Average sales price
California	$516,600	$468,300	$503,000	$418,500	$464,100	$440,600
Arizona	199,500	–	199,500	218,500	–	218,500
Nevada	296,000	–	296,000	347,900	–	347,900

Total	$435,300	$468,300	$442,200	$378,800	$464,100	$413,200

Number of net new home orders
California	414	125	539	139	104	243
Arizona	78	–	78	64	–	64
Nevada	144	–	144	98	–	98

Total	636	125	761	301	104	405

Average number of sales locations during quarter
California	22	11	33	13	9	22
Arizona	5	–	5	5	–	5
Nevada	6	–	6	4	–	4

Total	33	11	44	22	9	31

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of December 31,
	2003			2002
	Consolidated	Unconsolidated Joint Ventures	Combined Total	Consolidated	Unconsolidated Joint Ventures	Combined Total
Backlog of homes sold but not closed at end of period
California	589	237	826	200	195	395
Arizona	207	–	207	137	–	137
Nevada	233	–	233	95	–	95

Total	1,029	237	1,266	432	195	627

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$355,128	$119,509	$474,637	$99,078	$96,160	$195,238
Arizona	47,228	–	47,228	30,206	–	30,206
Nevada	73,315	–	73,315	33,679	–	33,679

Total	$475,671	$119,509	$595,180	$162,963	$96,160	$259,123

Lots controlled at end of period
Owned lots
California	2,248	1,142	3,390	2,174	1,439	3,613
Arizona	1,486	–	1,486	963	–	963
Nevada	1,298	–	1,298	1,534	–	1,534

Total	5,032	1,142	6,174	4,671	1,439	6,110

Optioned lots (1)
California			4,835			2,953
Arizona			4,253			4,462
Nevada			2,910			198

Total			11,998			7,613

Total lots controlled
California			8,225			6,566
Arizona			5,739			5,425
Nevada			4,208			1,732

Total			18,172			13,723

(1)	Optioned lots may be purchased as consolidated projects or by newly formed unconsolidated joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Twelve Months Ended December 31,
	2003			2002
	Consolidated	Unconsolidated Joint Ventures	Combined Total	Consolidated	Unconsolidated Joint Ventures	Combined Total
Selected Financial Information
(dollars in thousands)
Homes closed	2,149	655	2,804	1,740	782	2,522

Home sales revenue	$866,657	$317,109	$1,183,766	$593,762	$362,697	$956,459
Cost of sales	(714,385)	(248,252)	(962,637)	(504,330)	(298,838)	(803,168)

Gross margin	$152,272	$68,857	$221,129	$89,432	$63,859	$153,291

Gross margin percentage	17.6%	21.7%	18.7%	15.1%	17.6%	16.0%

Number of homes closed
California	1,271	655	1,926	1,116	782	1,898
Arizona	319	–	319	270	–	270
Nevada	559	–	559	354	–	354

Total	2,149	655	2,804	1,740	782	2,522

Average sales price
California	$498,700	$484,100	$493,800	$387,900	$463,800	$419,200
Arizona	211,300	–	211,300	212,800	–	212,800
Nevada	295,900	–	295,900	292,200	–	292,200

Total	$403,300	$484,100	$422,200	$341,200	$463,800	$379,200

Number of net new home orders
California	1,660	697	2,357	1,117	880	1,997
Arizona	389	–	389	289	–	289
Nevada	697	–	697	321	–	321

Total	2,746	697	3,443	1,727	880	2,607

Average number of sales locations during period
California	19	9	28	15	10	25
Arizona	6	–	6	6	–	6
Nevada	6	–	6	4	–	4

Total	31	9	40	25	10	35

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Operating revenue
Home sales	$443,955	$200,376	$866,657	$593,762
Lots, land and other sales	4,656	1,470	21,656	8,648
Management fees	3,937	4,967	9,490	10,892

	452,548	206,813	897,803	613,302

Operating costs
Cost of sales—homes	(364,015)	(167,242)	(714,385)	(504,330)
Cost of sales—lots, land and other	(2,431)	(1,848)	(13,269)	(9,404)
Sales and marketing	(12,850)	(6,989)	(31,252)	(22,862)
General and administrative	(18,661)	(13,721)	(50,315)	(39,366)

	(397,957)	(189,800)	(809,221)	(575,962)

Equity in income of unconsolidated joint ventures	11,502	17,062	31,236	27,748

Operating income	66,093	34,075	119,818	65,088
Other income, net	2,337	1,096	4,563	2,693
Minority equity in income of consolidated entities	(476)	–	(429)	–

Income before provision for income taxes	67,954	35,171	123,952	67,781
Provision for income taxes	(29,358)	(9,555)	(51,815)	(18,270)

Net income	$38,596	$25,616	$72,137	$49,511

Earnings per common share
Basic	$3.95	$2.63	$7.37	$4.85

Diluted	$3.89	$2.56	$7.27	$4..73

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	December 31,
	2003	2002
	(unaudited)
ASSETS
Cash and cash equivalents	$24,137	$16,694
Receivables	46,211	28,734
Real estate inventories	698,047	491,952
Investments in and advances to unconsolidated joint ventures	45,613	65,404
Property and equipment, less accumulated depreciation of $6,517 and $5,435 at December 31, 2003 and 2002, respectively	1,625	2,131
Deferred loan costs	9,041	1,341
Goodwill	5,896	5,896
Other assets	9,145	5,429

	$839,715	$617,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$35,697	$34,881
Accrued expenses	82,745	54,312
Notes payable	80,331	195,786
10¾% Senior Notes due April 1, 2013	246,406	–
12½% Senior Notes due July 1, 2003	–	70,279

	445,179	355,258

Minority interest in consolidated joint ventures	142,496	80,647

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,787,440 and 9,728,747 shares issued and outstanding at December 31, 2003 and 2002, respectively	98	97
Additional paid-in capital	106,818	108,592
Retained earnings	145,124	72,987

	252,040	181,676

	$839,715	$617,581

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

UNCONSOLIDATED JOINT VENTURE INFORMATION

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. The financial statements of such joint ventures in which the Company has a 50% or less voting or economic interest (and thus are not controlled by the Company) and which were created prior to February 1, 2003, are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined statements of income for these joint ventures for the three and twelve months ended December 31, 2003 and 2002 are summarized as follows:

CONDENSED COMBINED STATEMENTS OF INCOME

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Operating revenue
Home sales	$126,432	$166,156	$317,109	$362,697
Land sale	–	–	8,440	17,079

	126,432	166,156	325,549	379,776
Operating costs
Cost of sales—homes	(101,037)	(133,259)	(248,252)	(298,838)
Cost of sales—land	–	–	(8,132)	(13,542)
Sales and marketing	(3,625)	(3,703)	(9,431)	(10,814)

Operating income	21,770	29,194	59,734	56,582
Other income, net	(571)	40	(1,327)	83

Net income	$21,199	$29,234	$58,407	$56,665

Allocation to owners
William Lyon Homes	$11,502	$17,062	$31,236	$27,748
Others	9,697	12,172	27,171	28,917

	$21,199	$29,234	$58,407	$56,665

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2003	2002	2003	2002
Net income	$38,596	$25,616	$72,137	$49,511
Net cash provided by (used in) operating activities	$57,857	$70,353	$(169,466)	$16,191
Interest incurred	$12,936	$9,161	$47,188	$26,783
EBITDA (1)	$89,249	$37,835	$167,675	$94,118
Ratio of EBITDA to interest incurred			3.55x	3.51x

Balance Sheet Data

	December 31,
	2003	2002
Stockholders’ equity per share	$25.75	$18.67

Stockholders’ equity	$252,040	$181,676
Total debt	326,737	266,065

Total book capitalization	$578,777	$447,741

Ratio of debt to total book capitalization	56.5%	59.4%
Ratio of debt to total book capitalization (net of cash)	54.6%	57.9%

Ratio of debt to LTM EBITDA	1.95x	2.83x
Ratio of debt to LTM EBITDA (net of cash)	1.80x	2.65x

(1)	EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate EBITDA differently. EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles. EBITDA is presented herein because it is a component of certain covenants in the Indenture governing the Company’s 10¾% Senior Notes and 7½% Senior Notes (“Indentures”). In addition, management believes the presentation of EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of EBITDA below are presented in accordance with the requirements of the Indentures. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity.

A reconciliation of net income to EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2003	2002	2003	2002
Net income	$38,596	$25,616	$72,137	$49,511
Provision for income taxes	29,358	9,555	51,815	18,270
Interest expense:
Interest incurred	12,936	9,161	47,188	26,783
Interest capitalized	(12,936)	(9,161)	(47,188)	(26,783)
Amortization of capitalized interest in cost of sales	18,939	9,315	36,376	28,109
Depreciation and amortization	214	389	1,082	1,355
Cash distributions of income from unconsolidated joint ventures	13,644	10,022	37,501	24,621
Equity in income of unconsolidated joint ventures	(11,502)	(17,062)	(31,236)	(27,748)

EBITDA	$89,249	$37,835	$167,675	$94,118

A reconciliation of net cash used in operating activities to EBITDA is provided as follows:

	Three Months Ended December 31,		Last Twelve Months Ended December 31,
	2003	2002	2003	2002
Net cash provided by (used in) operating activities	$57,857	$70,353	$(169,466)	$16,191
Interest expense:
Interest incurred	12,936	9,161	47,188	26,783
Interest capitalized	(12,936)	(9,161)	(47,188)	(26,783)
Amortization of capitalized interest in cost of sales	18,939	9,315	36,376	28,109
Cash distributions of income from unconsolidated joint ventures	13,644	10,022	37,501	24,621
Minority equity in (income) loss of consolidated entities	(476)	–	(429)	–
Net changes in operating assets and liabilities:
Receivables	25,074	6,959	26,902	3,767
Real estate inventories	(58,548)	(54,528)	205,922	23,126
Deferred loan costs	132	(1,046)	7,700	(1,490)
Other assets	160	538	3,716	2,681
Accounts payable	19,424	1,207	(816)	(8,467)
Accrued expenses	13,043	(4,985)	20,269	5,580

EBITDA	$89,249	$37,835	$167,675	$94,118